UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported)
November 15, 2006
Gardner Denver, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-13215	76-0419383

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Gardner Expressway Quincy, Illinois	62305

(Address of Principal Executive Offices)	(Zip Code)
(217) 222-5400
(Registrant’s Telephone Number, Including Area Code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On November 15, 2006, the Board of Directors of Gardner Denver, Inc. (the “Company”) appointed Mr. Charles L. Szews to serve as an independent director of the Company until the next annual meeting of the stockholders and until his successor is duly appointed and qualified. Mr. Szews will serve on the Board’s Audit and Finance Committee.
     Mr. Szews is the Executive Vice President and Chief Financial Officer of Oshkosh Truck Corporation. Prior to joining Oshkosh Truck Corporation in 1996, Mr. Szews spent eight years with Fort Howard Corporation, holding a series of positions with increasing responsibility, most recently as Vice President and Controller. Mr. Szews also has ten years of audit experience at Ernst & Young. Mr. Szews holds a Bachelor’s Degree in Business Administration from the University of Wisconsin-Eau Claire and is a Certified Public Accountant.
     There are no arrangements or understandings pursuant to which Mr. Szews was elected as a director and there are no related party transactions between the Company and Mr. Szews.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.
99.1	Gardner Denver, Inc. Press Release dated November 15, 2006

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GARDNER DENVER, INC.
Date: November 15, 2006	By:	/s/ Tracy D. Pagliara
Tracy D. Pagliara
Vice President, Administration, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Gardner Denver, Inc. Press Release dated November 15, 2006